50. Financial Officer Code of Ethics

Policy Statement: The Sarbanes-Oxley Act of 2002 (“SOX”) effected sweeping corporate disclosure and financial reporting reform on public companies, including mutual funds, to address corporate malfeasance and assure investors that the companies in which they invest are accurately and completely disclosing financial information. Under SOX, all public companies (including the Trust) must either have a code of ethics for their senior financial officers, or disclose why they do not. SOX was intended to foster corporate environments which encourage employees to question and report unethical and potentially illegal business practices.

The Morgan Stanley Pathway Funds (“Trust”) has chosen to adopt a Code of Ethics (“Code of Ethics for Principal Executive and Senior Financial Officers”) to encourage its Principal Executive Officer, Principal Financial and Accounting Officer and Controller (“Financial Officers”) for the purpose of promoting:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

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Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust.

•	Compliance with applicable laws and governmental rules or regulations.

•	Prompt internal reporting of violations of the Code of Ethics for Financial Officers to an appropriate person or persons identified in the Code of Ethics of Financial Officers.

•	Accountability for adherence to the Code of Ethics for Financial Officers.

Procedures: The Trust has adopted the following procedures regarding this matter:

1. Procedures – The Trust has adopted the procedures set forth in “Code of Ethics for Principal Executive and Senior Financial Officers” (copy attached) to implement the Trust’s policies and to monitor compliance with the Trust’s policies.

2. Compliance Responsibility – The Code of Ethics Review Officer is responsible for monitoring compliance with this policy and procedures.

MORGAN STANLEY PATHWAY FUNDS

Code of Ethics for Principal Executive and Senior Financial Officers Introduction

I.	Covered Officers/Purpose of the Code

This code of ethics (“Code”) for the Morgan Stanley Pathway Funds (“Funds” or “Company”) applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller, as applicable (“Covered Officers”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

•	Compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Administration of Code

An appropriate individual within Morgan Stanley Wealth Management is responsible for administration of this Code, including granting pre-approvals (see Section III below) and waivers (as described in Section VI below), applying this Code in specific situations in which questions are presented under it and interpreting this Code in any particular situation.

III.	Covered Officers Should Ethically Handle Actual & Apparent Conflicts of Interest Overview

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Company.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 (“1940 Act”) and the Investment Advisers Act of 1940 (“Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as “affiliated persons” of the Company. The compliance programs and procedures of the Company and its investment adviser are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code (see Section VII below).

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between a Company and the investment adviser of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Company or for the adviser, or for both), be involved in establishing policies and implementing decisions that will have different effects on the adviser and a Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the adviser and is consistent with the performance by the Covered Officers of their duties as officers of a Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Morgan Stanley Pathway Funds (“Pathway Funds’ or Trust”) Board of Trustees (“Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

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Each Covered Officer must:

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not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting (e.g., through fraudulent accounting practices) by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;[1] or

•	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Company; and

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not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

•	There are some potential conflict of interest situations that should always be discussed with the Compliance Officer, if material. Examples are as follows:

(1)	service as a trustee on the board of any public or private company;

(2)	any ownership interest in, or any consulting or employment relationship with, any of the Company’s service providers, other than its investment adviser;

(3)

a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership; and

[1]

Any activity or relationship that would present a conflict for a Covered Officer would also present a conflict for the Covered Officer if a member of a Covered Officer’s family (spouse, minor children and any account over which a Covered Officer is deemed to have beneficial interest) engages in such an activity or has such a relationship.

(4)	the receipt of any gifts or the conveyance of any value (including entertainment ) from any company with which the Company has current or prospective business dealings, except:

(a)	any non-cash gifts of nominal value (nominal value is less than $100); and

(b)	customary and reasonable meals and entertainment at which the giver is present, such as the occasional business meal or sporting event.

IV.	Disclosure and Compliance

Each Covered Officer:

•	should be familiar with his or her responsibilities in connection with the disclosure requirements generally applicable to the Company;

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should not knowingly misrepresent, or knowingly cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s trustees and auditors, and to governmental regulators and self-regulatory organizations (“SROs”);

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should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds and the investment adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•	is responsible to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V.	Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that the Covered Officer has received, read, and understands the Code;

•	annually thereafter affirm to the Board that he or she has complied with the requirements of the Code;

•	annually disclose affiliations and other relationships related to conflicts of interest;

•	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

•	notify the Pathway Funds’ Chief Compliance Officer (“CCO”) promptly if he knows of any violation of this Code (failure to do so is itself a violation of this Code).

In rendering decisions and interpretations and in conducting investigations of potential violations under the Code, the CCO may, at his//her discretion, consult with such persons as he determines to be appropriate, including, but not limited to, a senior legal officer of the Company or its investment adviser or its affiliates, independent auditors or other consultants, subject to any requirement to seek pre-approval from the Company’s audit committee for the retention of independent auditors to perform permissible non-audit services. The Funds will follow these procedures in investigating and enforcing the Code:

•	the CCO will take all appropriate action to investigate any potential violation of which he becomes aware;

•	if, after investigation the CCO believes that no violation has occurred, the CCO is not required to take any further action;

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any matter that the CCO believes is a violation will be reported to the Trustees of the Funds who are not “interested persons” (or “Non-interested Trustees) as defined in the Investment Company Act of 1940 (“1940 Act);

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if the Non-interested Trustees of the Board concur that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser or its board; or a recommendation to dismiss the Covered Officer; and

•	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

The CCO shall submit an annual report to the Board describing any waivers granted.

VI.	Waivers[2]

A Covered Officer may request a waiver of any of the provisions of the Code by submitting a written request for such waiver to the CCO, setting forth the basis of such request and explaining how the waiver would be consistent with the standards of conduct described herein. The CCO shall review such request and make a determination thereon in writing, which shall be binding.

In determining whether to waive any provisions of this Code, the CCO shall consider whether the proposed waiver is consistent with honest and ethical conduct and other purposes of this Code.

VII.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds’ investment advisers, principal underwriters, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The codes of ethics of the funds and the investment advisers and principal underwriters under Rule 17j-1 of the Investment Company Act of 1940 and the Morgan Stanley Code of Conduct as well as other policies of the Funds’ investment adviser, sub-advisers or their affiliates are separate requirements applying to the Covered Officers and others, and are not part of this Code.

[2]

For purposes of this Code, Item 2 of Form N-CSR defines “waiver” as “the approval by a Company of a material departure from a provision of the Code” and includes an “implicit waiver,” which means a Company’s failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that has been made known to an executive officer of the Company.

VIII.	Amendments

Any amendments to this Code, other than amendments to Exhibits A and B must be approved or ratified by a majority vote of the Board, including a majority of Non-interested Trustees.

IX.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and Company and their respective counsel, counsel to the non-Interested Trustees or independent auditors or other consultants referred to in Section V above.

X.	Internal Use

The Code is intended solely for the internal use by the Pathway Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

As of: May 6, 2015

EXHIBIT A

SARBANES-OXLEY ACT CODE OF ETHICS

CERTIFICATION AND ACKNOWLEDGEMENT

FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

OF

MORGAN STANLEY PATHWAY FUNDS

(“Funds” or “Company”)

I acknowledge that I have received and read the Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (“Code”), dated May 6, 2015. I fully understand the provisions of the Code as described therein and agree to abide by them.

Signature	Date

Name (Print)	Title

EXHIBIT B

SARBANES-OXLEY ACT CODE OF ETHICS

ANNUAL CERTIFICATION

FOR

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

OF

MORGAN STANLEY PATHWAY FUNDS

(“Funds” or “Company”)

The purpose of this annual certification is to inform the Boards of Trustees of the Funds that the below named Covered Officer certifies:

That he or she has complied with the requirements of the Sarbanes-Oxley Act Code of Ethics for Principal Executive and Senior Financial Officers of the Funds (“Code”) dated May 6, 2015, during the last complete calendar year (or part of such year) I was subject to the Code.

Signature:

Name:

Title:

Date:

Whistle Blower Procedures

Policy Statement: Employees who observe, learn of, or, in good faith, suspect a violation of the Morgan Stanley Pathway Funds’ (or “Trust’s) Code of Ethics (“Suspected Code Violations”) should immediately report the violation in accordance with the following procedures. Similarly, any employee or other person who has good faith complaints or concerns regarding accounting, internal accounting controls or auditing matters (“Accounting Concerns”) should communicate those complaints or concerns in accordance with the following procedures. As described below, employees who report Suspected Code Violations or Accounting Concerns in good faith will not be subject to retaliation of any kind.

The Trust prohibits any form of retaliation against employees who, for lawful purposes, makes a complaint regarding a Suspected Code Violations or Accounting Concerns. The Trust also prohibits any form of retaliation against employees who provide information, cause information to be provided, or assist in an investigation conducted by the Trust’s officers or any governmental body, regarding a possible violation of any law or regulation relating to fraud or any rule or regulation of the United States Securities and Exchange Commission, or who file, cause to be filed, or assist, participate or give testimony in any proceeding relating to an alleged violation of any such law, rule or regulation.

Procedures: The Trust has adopted the following procedures regarding this matter:

1. Reporting of Code Violation - Any person who has knowledge of a Suspected Code Violation should file a complaint by contacting the Trust’s Chief Compliance Officer (“CCO”).

Complaints may be made on a confidential or anonymous basis. When making a complaint, the employee should provide as much specific information as possible, including names, dates, places, events, and an explanation of why the employee believes the incident is a Suspected Code Violation.

2. Procedure for Reporting Accounting Concern - Any person that has knowledge of an accounting concern should file a complaint by contacting the CCO.

Accounting concerns directed by employees may be made on a confidential or anonymous basis. When voicing a concern, the reporting person should be as clear as possible concerning the exact nature of the concern and should provide as much specific information as possible, including names, dates, places, events, and an explanation of why the employee believes the matter is an accounting concern.

Accounting Concerns which should be reported in accordance with these procedures include, without limitation, the following:

(a)	fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Trust;

(b)	fraud or deliberate error in the recording and maintaining of financial records of the Trust;

(c)	deficiencies in or noncompliance with the Trust’s internal accounting controls;

(d)	misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Trust;

(e)	deviation from full and fair reporting of the Company’s financial condition; or

(f)	any violation of the Trust’s Code of Ethics for Senior Financial Officers by the persons subject to that Code of Ethics.

3. Treatment of Reports Concerning Suspected Code Violations and Accounting Concerns - Reports on all accounting concerns and Suspected Code Violations will be provided to the Trust’s CCO. The CCO shall maintain a log of all reports of Suspected Code Violations and Accounting Concerns, tracking their receipt investigation and resolution.

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Accounting Concerns. All reports regarding accounting concerns shall be forwarded for review to the Director of Internal Audit. Reports relating to accounting concerns will be reviewed under Audit Committee direction and oversight by the Director of Internal Audit, the Trust’s CCO or such other persons as the Audit Committee determines to be appropriate. At each meeting of the Audit Committee, the Director of Internal Audit will review with the Committee a summary of the current status of reported accounting concerns. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee, which corrective action may include disciplinary action, up to and including discharge.

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Suspected Code Violations. All reports regarding Suspected Code Violations shall be reviewed by the Trust’s CCO. The resolution of any Suspected Code Violation may involve corrective action and disciplinary action, up to and including discharge. The CCO will periodically review with the Board of Trustees a summary of the current status of reported Suspected Code Violations which involve the Trust’s officers or which are otherwise material to the Trust.

Suspected Code Violations and accounting concerns which are reported pursuant to these procedures will be investigated and addressed promptly and will be treated confidentially to the extent possible, consistent with the need to conduct an adequate review. Records relating to complaints received pursuant to these procedures and related investigatory records will generally be retained for a period of five years following the conclusion of the investigation. Such records may be kept electronically.

4. Procedures to Ensure Non-Retaliation - All managers are responsible for ensuring adherence to the Trust’s non-retaliation policy. In addition, each manager is responsible for communicating this policy to employees under his or her supervision and for supporting programs and practices designed to develop understanding of, commitment to and compliance with this policy. In the event that any supervisor or manager believes that a violation of this policy has occurred or receives a report of a violation, she must immediately contact the Trust’s CCO.

If an employee believes that he or she has been retaliated against (including threatened or harassed) in violation of this policy, he or she should immediately report that fact to the Trust’s CCO. Once an employee reports retaliation prohibited by this policy, the Trust’s CCO will promptly investigate the matter. The investigation will be handled as discreetly as reasonably possible, allowing for a fair investigation and any necessary corrective action. Appropriate corrective action will be taken whenever a violation of this policy is determined to have occurred. Depending on the nature of the violation, the offending individual may be subject to disciplinary action up to and including termination. In addition, anyone who interferes with an investigation, or provides information in an investigation that the individual knows to be untrue or inaccurate, will be subject to disciplinary action, up to and including termination of employment. Retaliation against employees who in good faith file a complaint or participate in an investigation is strictly prohibited.